PRESS RELEASE
Contact:	Mark E. Hood
SVP, Finance & Administration (314-633-7255)

Panera Bread Company Announces 1st Quarter 2003 Earnings Date

ST. LOUIS, May 5, 2003 —Panera Bread Company (Nasdaq:PNRA) plans to issue first quarter results for fiscal year 2003 before the open of market trading on May 15, 2003. The company will discuss the results in a conference call that will be broadcast live on the Internet the same day at 1:00 PM Central Daylight Time. To access the call, go to http://www.panerabread.com/pages/a_ir_news.php, where it will also be archived for 90 days.

Panera Bread Company owns and franchises bakery-cafes under the Panera Bread and Saint Louis Bread Co. names. The company is a leader in the emerging specialty bread/cafe category due to its unique bread combined with a quick, casual dining experience. Additional information is available on the company’s website, www.panerabread.com.